UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2015

INVESTORS REAL ESTATE TRUST
 (Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988
 (Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note

The purpose of this Amendment No. 1 (“Amendment”) to the Current Report on Form 8-K filed by Investors Real Estate Trust (“Company”) with the Securities and Exchange Commission on June 29, 2015 (the “Original Form 8-K”), is to revise certain disclosures contained in the Fourth Quarter Fiscal 2015 Supplemental Operating and Financial Data for the Quarter ended April 30, 2015, furnished as Exhibit 99.2 to the Original Form 8-K (“Original Exhibit 99.2”). Other than the revisions discussed in this Amendment, no other revisions have been made to the Original Form 8-K or the exhibits furnished therewith.

Item 2.02.	Results of Operations and Financial Condition.

Page 17 of the Original Exhibit 99.2, the Net Operating Income Detail table for the Three Months Ended April 30, 2014, used for comparison against the table for the Three Months Ended April 30, 2015 on page 16, reflected the same-store and non-same-store pools as comprised for the comparison of fiscal years 2014 and 2013. However, during fiscal year 2015, the properties included in these pools had changed. Therefore, in order to allow an appropriate comparison between these two time periods, the table on page 17 has been revised to reflect the same-store and non-same-store pools as comprised for the comparison of fiscal years 2015 and 2014. Exhibit 99.2, as revised, is attached as Exhibit 99.2.

This Amendment on Form 8-K/A, including Exhibit 99.2 attached hereto, are being furnished by the Company pursuant to Items 2.02 and 7.01 of Form 8-K, and this information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 7.01.	Regulation FD Disclosure.

The disclosures set forth under the “Explanatory Note” and Item 2.02 are incorporated into this Item 7.01 by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.2	Supplemental Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: July 16, 2015
	By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer